Mercury General Corporation Announces Fourth Quarter Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 7, 2011 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter of 2010:

Consolidated Highlights
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2010	2009	$	%	2010	2009	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$ 617,220	$ 618,919	$ (1,699)	(0.3)	$ 2,555,481	$ 2,589,972	$ (34,491)	(1.3)
Net (loss) income	$ (23,647)	$ 34,235	$ (57,882)	(169.1)	$ 152,198	$ 403,072	$ (250,874)	(62.2)
Net (loss) income per diluted share (5)	$ (0.43)	$ 0.62	$ (1.05)	(169.4)	$ 2.78	$ 7.32	$ (4.54)	(62.1)
Operating (loss) income (1)	$ (8,254)	$ 38,203	$ (46,457)	(121.6)	$ 115,090	$ 177,883	$ (62,793)	(35.3)
Operating (loss) income per diluted share (1)(5)	$ (0.15)	$ 0.69	$ (0.84)	(121.7)	$ 2.10	$ 3.23	$ (1.13)	(35.0)
Severance related expenses (2)	$ -	$ -	$ -	-	$ -	$ 8,000	$ (8,000)	-
Net expense related to amortization of December 31, 2008
AIS deferred policy acquisition costs (2) (3)	$ -	$ -	$ -	-	$ -	$ 15,000	$ (15,000)	-
Costs related in support of California Proposition 17 (4)	$ -	$ 2,500	$ (2,500)	-	$ 12,100	$ 3,500	$ 8,600	245.7
Combined ratio	109.9%	98.1%	-	11.8 pts	100.7%	96.9%	-	3.8 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The amounts are rounded to the nearest million.
(3)

Represents the net expense related to Auto Insurance Specialists LLC ("AIS") deferred commissions at December 31, 2008 amortized in 2009, partially offset by deferred costs related to policy sales made by AIS in 2009.

(4)	The Company supported the Continuous Coverage Auto Insurance Discount Act.
(5)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.

Net loss in the fourth quarter 2010 was $23.6 million ($0.43 per diluted share) compared with net income of $34.2 million ($0.62 per diluted share) for the same period in 2009. For the year, net income was $152.2 million ($2.78 per diluted share) compared with net income of $403.1 million ($7.32 per diluted share) for the same period in 2009. Included in net loss are net realized investment losses, net of tax, of $15.4 million ($0.28 per diluted share) in the fourth quarter of 2010 compared with net realized investment losses, net of tax, of $4.0 million ($0.07 per diluted share) for the same period in 2009, and net realized investment gains, net of tax, of $37.1 million ($0.68 per diluted share) for the year compared with net realized investment gains, net of tax, of $225.2 million ($4.09 per diluted share) for the same period in 2009. Operating loss was $8.3 million ($0.15 per diluted share) for the fourth quarter of 2010 compared with operating income of $38.2 million ($0.69 per diluted share) for the same period in 2009. For the year, operating income was $115.1 million ($2.10 per diluted share) compared with operating income of $177.9 million ($3.23 per diluted share) for the same period in 2009.

Net premiums written were $617.2 million in the fourth quarter of 2010, a 0.3% decrease compared to the fourth quarter 2009 net premiums written of $618.9 million, and were approximately $2.6 billion for the year, a 1.3% decrease compared to the same period in 2009. Net realized investment losses, net of tax, of $15.4 million and net realized investment gains, net of tax, of $37.1 million for the fourth quarter and for the year, respectively, include losses, net of tax, of $19.1 million and gains, net of tax, of $30.3 million, respectively, from the application of the fair value option. Gains, net of tax, from the sale of securities were $4.1 million and $7.3 million during the fourth quarter and the year, respectively.

Results in the fourth quarter 2010 were negatively impacted by catastrophic rainstorms in California and homeowner's losses in Florida as a result of sinkhole claims. The Company estimates that losses resulting from the California rainstorms were approximately $25 million. The Florida homeowners line of business incurred an underwriting loss of approximately $19 million in the fourth quarter, which includes a premium deficiency reserve of $6 million. The Company is in the process of withdrawing from the Florida homeowners market and intends to provide the mandated 180 day non-renewal notice to its approximately 8,000 Florida homeowners policyholders beginning March 2011. The Company expects the withdrawal to be complete in the second half of 2012.

The Company's combined ratio (GAAP basis) was 109.9% in the fourth quarter of 2010 and 100.7% for the year compared with 98.1% and 96.9% for the same periods in 2009. The Company experienced favorable development of approximately $13 million and $58 million on prior accident years' losses and loss adjustment expenses reserves for the year ended December 31, 2010 and 2009, respectively. The favorable development in 2010 is largely the result of re-estimates of accident year 2009 California bodily injury losses which have experienced both lower average severities and fewer late reported claims (claim count development) than were originally estimated at December 31, 2009.

Net investment income of $35.5 million (after tax, $31.8 million) in the fourth quarter of 2010 decreased by 0.4% compared to the same period in 2009. The investment income after-tax yield was 4.1% on average investments (fixed maturities at amortized cost, equities and short-term investments at cost) of $3.1 billion for the fourth quarter 2010. This compares with an investment income after-tax yield of 4.1% on average investments of $3.1 billion for the same period in 2009. Net investment income for the year was $143.8 million (after tax $128.9 million), a decrease of 0.8% compared to the same period in 2009. The investment income after-tax yield was 4.1% on average assets of $3.1 billion for the year. This compares with an investment income after-tax yield of 4.1% on average investments of $3.2 billion for the same period in 2009.

The Board of Directors declared a quarterly dividend of $0.60 per share. The dividend is to be paid on March 31, 2011 to shareholders of record on March 16, 2011.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 14, 2011. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 36903692. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in managing its business in states outside of California; the Company's ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business.  It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	Total		Per diluted share		Total		Per diluted share

	2010	2009	2010 (a)	2009	2010	2009	2010	2009
(000's except per-share amounts)
Operating (loss) income	$ (8,254)	$ 38,203	$ (0.15)	$ 0.69	$ 115,090	$ 177,883	$ 2.10	$ 3.23
Net realized investment (losses) gains, net of tax	(15,393)	(3,968)	(0.28)	(0.07)	37,108	225,189	0.68	4.09
Net (loss) income	$ (23,647)	$ 34,235	$ (0.43)	$ 0.62	$ 152,198	$ 403,072	$ 2.78	$ 7.32

(a) The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Twelve Months Ended
	December 31,
	2010	2009

Combined ratio-accident period basis	101.2%	99.0%
Effect of estimated prior periods' loss development	(0.5)%	(2.1)%
Combined ratio	100.7%	96.9%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Net premiums written	$ 617,220	$ 618,919	$ 2,555,481	$ 2,589,972

Revenues:
Net premium earned	$ 640,796	$ 646,101	$ 2,566,685	$ 2,625,133
Net investment income	35,461	35,615	143,814	144,949
Net realized investment (losses) gains	(23,681)	(6,105)	57,089	346,444
Other	3,063	1,711	8,297	4,967
Total revenues	$ 655,639	$ 677,322	$ 2,775,885	$ 3,121,493
Expenses:
Losses and loss adjustment expenses	514,969	446,042	1,825,766	1,782,233
Policy acquisition costs	125,257	129,245	505,565	543,307
Other operating expenses	63,807	59,067	255,358	217,683
Interest	1,703	1,670	6,806	6,729
Total expenses	$ 705,736	$ 636,024	$ 2,593,495	$ 2,549,952

Net (loss) income before taxes	$ (50,097)	$ 41,298	$ 182,390	$ 571,541
Income tax (benefit) expense	(26,450)	7,063	30,192	168,469
Net (loss) income	$ (23,647)	$ 34,235	$ 152,198	$ 403,072

Basic average shares outstanding	54,802	54,772	54,792	54,770
Diluted average shares outstanding	54,838	55,243	54,826	55,092

Basic Per Share Data
Net (loss) income	$ (0.43)	$ 0.63	$ 2.78	$ 7.36

Net realized investment (losses) gains, net of tax	$ (0.28)	$ (0.07)	$ 0.68	$ 4.11

Diluted Per Share Data (a)
Net (loss) income	$ (0.43)	$ 0.62	$ 2.78	$ 7.32

Net realized investment (losses) gains, net of tax	$ (0.28)	$ (0.07)	$ 0.68	$ 4.09

Operating Ratios-GAAP Basis
Loss ratio	80.4%	69.0%	71.1%	67.9%
Expense ratio	29.5%	29.1%	29.6%	29.0%
Combined ratio	109.9%	98.1%	100.7%	96.9%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$ 617,220	$ 618,919	$ 2,555,481	$ 2,589,972
Change in unearned premiums	23,576	27,182	11,204	35,161
Net premiums earned	$ 640,796	$ 646,101	$ 2,566,685	$ 2,625,133

Paid losses and loss adjustment expenses	$ 464,565	$ 451,018	$ 1,843,952	$ 1,864,426
Change in net loss and loss adjustment expense reserves	50,404	(4,976)	(18,186)	(82,193)
Incurred losses and loss adjustment expenses	$ 514,969	$ 446,042	$ 1,825,766	$ 1,782,233

(a) The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2010	December 31, 2009
ASSETS	(unaudited)

Investments, at fair value:
Fixed maturities trading (amortized cost $2,617,656; $2,673,079)	$ 2,652,280	$ 2,704,561
Equity securities trading (cost $336,757; $308,941)	359,606	286,131
Short-term investments (cost $143,378; $156,126)	143,371	156,165
Total investments	3,155,257	3,146,857

Cash	181,388	185,505
Receivables:
Premiums	280,980	276,788
Accrued investment income	36,885	37,405
Other	10,076	13,689
Total receivables	327,941	327,882

Deferred policy acquisition costs	170,579	175,866
Fixed assets, net	196,505	201,862
Current income taxes	25,719	27,268
Deferred income taxes	26,499	36,139
Goodwill	42,850	42,850
Other intangible assets, net	60,124	66,823
Other assets	16,502	21,581
Total assets	$ 4,203,364	$ 4,232,633

LIABILITIES AND SHAREHOLDERS' EQUITY

Losses and loss adjustment expenses	$ 1,034,205	$ 1,053,334
Unearned premiums	833,379	844,540
Notes payable	267,210	271,397
Accounts payable and accrued expenses	106,662	114,469
Other liabilities	167,093	177,947
Shareholders' equity	1,794,815	1,770,946
Total liabilities and shareholders' equity	$ 4,203,364	$ 4,232,633

OTHER INFORMATION

Common stock-shares outstanding	54,803	54,777
Book value per share	$ 32.75	$ 32.33
Estimated statutory surplus (a)	$1.3 billion	$1.5 billion
Estimated premiums written to surplus ratio	1.9	1.7
Debt to total capital ratio	13.0%	13.3%
Portfolio duration (b)	4.5 years	5.1 years
Policies-in-Force (Company-wide "PIF") (b)
Personal Auto PIF	1,261	1,279
Homeowners PIF	361	328

(a)

The decrease in statutory capital and surplus in 2010 was primarily due to a $270 million extraordinary intercompany dividend declared by the Company's largest insurance subsidiary, Mercury Casualty Company, in the fourth quarter of 2010. The dividend is payable to the Company's parent holding company, Mercury General, in 2011.

(b)	Unaudited.

CONTACT:  Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060